                                                 Exhibit 99.1

BARINGS BDC, INC. REPORTS SECOND QUARTER 2021 RESULTS AND
ANNOUNCES INCREASED QUARTERLY CASH DIVIDEND
CHARLOTTE, N.C., August 5, 2021 - Barings BDC, Inc. (NYSE: BBDC) ("Barings BDC" or the "Company") today reported its financial and operating results for the second quarter of 2021 and announced that the Company's Board of Directors declared a quarterly cash dividend of $0.21 per share.
Highlights

Income Statement	Three Months Ended June 30, 2021		Three Months Ended March 31, 2021
(dollars in millions, except per share data)	Total Amount	Per Share(1)	Total Amount	Per Share(1)
Net investment income	$14.6	$0.22	$14.4	$0.22
Net realized gains	$0.3	$0.01	$1.8	$0.03
Net unrealized appreciation	$14.4	$0.22	$6.3	$0.10
Net increase in net assets resulting from operations	$29.3	$0.45	$22.5	$0.34
Dividends paid		$0.20		$0.19
(1) Based on weighted average shares outstanding during the period of 65,316,085.

Investment Portfolio and Balance Sheet
(dollars in millions, except per share data)	As of June 30, 2021	As of March 31, 2021	As of December 31, 2020
Investment portfolio at fair value	$1,575.1	$1,602.1	$1,495.8
Weighted average yield on performing debt investments, excluding short-term investments (at principal amount)	7.4%	7.2%	7.1%

Total assets	$1,806.3	$1,727.1	$1,677.0
Debt outstanding (principal)	$1,043.5	$986.1	$944.7
Total net assets (equity)	$744.1	$727.9	$717.8
Net asset value per share	$11.39	$11.14	$10.99
Debt-to-equity ratio	1.40x	1.35x	1.32x
Net debt-to-equity ratio (adjusted for unrestricted cash, short-term investments and net unsettled transactions)	1.14x	1.14x	1.04x
Second Quarter 2021 Results
Commenting on the quarter, Eric Lloyd, Chief Executive Officer, stated “The second quarter remained very active across our sponsor finance and cross platform investment strategies, and this activity continued to generate stable and consistent results. Underlying portfolio trends remain strong, NAV per share continues to increase, and our wide frame of investment reference across various private asset classes remains a unique competitive advantage as markets continue to become more competitive.”
During the three months ended June 30, 2021, the Company reported total investment income of $33.2 million, net investment income of $14.6 million, or $0.22 per share, and a net increase in net assets resulting from operations of $29.3 million, or $0.45 per share.
Net asset value (“NAV”) per share as of June 30, 2021 was $11.39, as compared to $11.14 as of March 31, 2021. The increase in NAV per share from March 31, 2021 to June 30, 2021 was primarily attributed to net unrealized appreciation on the

Company's investment portfolio, credit support agreement and foreign currency transactions of approximately $0.22 per share, net investment income exceeding the second quarter dividend by $0.02 per share and a net realized gain on investments of $0.01.
Jonathan Bock, Chief Financial Officer, stated “At $0.22 per share of net investment income, Barings BDC continues to meet its long-term earnings target of 8.0% on NAV per share. This strong earnings profile, when combined with our best in class fee structure, provides for further earnings stability as Barings’ pre-incentive fee net operating income exceeds our 8.0% hurdle rate. As a result, I am happy to announce that our Board of Directors declared a dividend increase of 5.0% to $0.21 per share in the third quarter.”
Recent Portfolio Activity
During the three months ended June 30, 2021, the Company made 22 new investments totaling $204.2 million, made investments in existing portfolio companies totaling $54.2 million, and made net additional investments in existing joint venture equity portfolio companies totaling $6.0 million. The Company had seven loans repaid at par totaling $66.4 million and received $19.5 million of portfolio company principal payments. In addition, the Company sold $155.7 million of middle-market portfolio company debt investments to one of the Company's joint ventures, realizing a gain on these transactions of $0.9 million. Lastly, the Company recognized a net realized loss totaling $0.4 million on the disposition of an equity investment.
During the three months ended June 30, 2021, the Company recorded net unrealized appreciation totaling $14.4 million, consisting of net unrealized appreciation on our current portfolio of $12.1 million, unrealized appreciation of $2.3 million on the credit support agreement with Barings and unrealized appreciation reclassification adjustments of $0.7 million related to the net realized gains on the sales / repayments of certain investments, net of unrealized depreciation related to foreign currency transactions of $0.6 million. The net unrealized appreciation on our current portfolio of $12.1 million was driven primarily by broad market moves for investments of $7.8 million and the credit or fundamental performance of investments of $5.1 million, partially offset by the impact of foreign currency exchange rates on investments of $0.8 million.
Liquidity and Capitalization
As of June 30, 2021, the Company had cash and foreign currencies of $30.7 million, short-term money market fund investments of $10.6 million, $668.5 million of borrowings outstanding under its $800.0 million senior secured revolving credit agreement and $375.0 million aggregate principal amount of unsecured notes outstanding. In addition, the Company had a net receivable from unsettled transactions of $150.8 million and commitments from an investor to purchase an additional $25.0 million aggregate principal amount of senior unsecured notes under its Note Purchase Agreement entered into on August 3, 2020 (the “August 2020 NPA”), subject to the terms of the August 2020 NPA.
Share Purchase Programs
In connection with the completion of the Company’s acquisition of MVC Capital, Inc. (“MVC”), a Delaware corporation, on December 23, 2020 (the “MVC Acquisition”), the Company committed to make open-market purchases of shares of its common stock in an aggregate amount of up to $15.0 million at then-current market prices at any time shares trade below 90% of the Company’s then most recently disclosed NAV per share. Any repurchases pursuant to the authorized program will occur during the 12-month period commencing upon the filing of the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2021, which occurred on May 6, 2021, and will be made in accordance with applicable legal, contractual and regulatory requirements. During the three months ended June 30, 2021, the Company did not repurchase any shares under the authorized program.
Dividend Information
The Board declared a quarterly cash dividend of $0.21 per share.
The Company’s third quarter dividend is payable as follows:
Third Quarter 2021 Dividend:
Amount per share:         $0.21
Record date:             September 8, 2021
Payment date:             September 15, 2021

Dividend Reinvestment Plan
Barings BDC has adopted a dividend reinvestment plan (“DRIP”) that provides for reinvestment of dividends and distributions on behalf of its stockholders, unless a stockholder elects to receive cash. As a result, when the Company declares a cash dividend or distribution, stockholders who have not opted out of the DRIP will have their cash dividends or distributions automatically reinvested in additional shares of the Company's common stock, rather than receiving cash.
When the Company declares and pays dividends and distributions, it determines the allocation of the distribution between current income, accumulated income, capital gains and return of capital on the basis of accounting principles generally accepted in the United States (“GAAP”). At each year end, the Company is required for tax purposes to determine the allocation based on tax accounting principles. Due to differences between GAAP and tax accounting principles, the portion of each dividend distribution that is ordinary income, capital gain or return of capital may differ for GAAP and tax purposes. The tax status of the Company's distributions can be found on the Investor Relations page of its website.
Subsequent Events
Subsequent to June 30, 2021, the Company made approximately $185.6 million of new commitments, of which $150.3 million closed and funded. The $150.3 million of investments consist of $53.9 million of first lien senior secured debt investments, $6.6 million of second lien senior secured and subordinated debt investments and an $89.8 million equity co-investment alongside certain affiliates in a portfolio company focused on directly originated, senior-secured asset-based loans to middle-market companies. The weighted average yield of the debt investments was 7.5%. In addition, the Company funded $18.4 million of previously committed delayed draw term loans.
Conference Call to Discuss Second Quarter 2021 Results
Barings BDC has scheduled a conference call to discuss second quarter 2021 financial and operating results for Friday, August 6, 2021, at 9:00 a.m. ET.
To listen to the call, please dial 877-407-8831 or 201-493-6736 approximately 10 minutes prior to the start of the call. A taped replay will be made available approximately two hours after the conclusion of the call and will remain available until August 20, 2021. To access the replay, please dial 877-660-6853 or 201-612-7415 and enter conference ID 13721150.
This conference call will also be available via a live webcast on the investor relations section of Barings BDC’s website at https://ir.barings.com/ir-calendar. Access the website 15 minutes prior to the start of the call to download and install any necessary audio software. An archived webcast replay will be available on the Company's website until August 20, 2021.
Forward-Looking Statements
Statements included herein or on the webcast/conference call may constitute “forward-looking statements,” which relate to future events or Barings BDC’s future performance or financial condition. Investors are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they are made, which reflect management’s current estimates, projections, expectations or beliefs, and which are subject to risks and uncertainties that may cause actual results to differ materially. Forward-looking statements include, but are not limited to, the ability of Barings LLC to manage Barings BDC and identify investment opportunities, are subject to change at any time based upon economic, market or other conditions, including with respect to the impact of the COVID-19 pandemic and its effects on Barings BDC's and its portfolio companies' results of operations and financial condition, and may not be relied upon as investment advice or an indication of Barings BDC's trading intent. More information on these risks and other potential factors that could affect Barings BDC's financial results, including important factors that could cause actual results to differ materially from plans, estimates or expectations included herein or made on the webcast/conference call, is included in Barings BDC’s filings with the SEC, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Barings BDC's most recently filed annual report on Form 10-K and quarterly report on Form 10-Q, as well as in subsequent filings. In addition, there is no assurance that Barings BDC or any of its affiliates will purchase additional shares of Barings BDC at any specific discount levels or in any specific amounts. There is no assurance that the market price of Barings BDC’s shares, either absolutely or relative to net asset value, will increase as a result of any share repurchases, or that any repurchase plan will enhance stockholder value over the long term.

Non-GAAP Financial Measures
To provide additional information about the Company's results, the Company's management has discussed in this press release the Company's net debt (calculated as total debt less unrestricted cash and foreign currencies (excluding restricted cash), short-term investments and net receivables from unsettled transactions) and its net debt-to-equity ratio (calculated as net debt divided by total net assets), which are not prepared in accordance with GAAP. These non-GAAP measures are included to supplement the Company's financial information presented in accordance with GAAP and because the Company uses such measures to monitor and evaluate its leverage and financial condition and believes the presentation of these measures enhances investors' ability to analyze trends in the Company's business and to evaluate the Company's leverage and ability to take on additional debt. However, these non-GAAP measures have limitations and should not be considered in isolation or as a substitute for analysis of the Company's financial results as reported under GAAP.
These non-GAAP measures are not in accordance with, or an alternative to, measures prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. These measures should only be used to evaluate the Company's results of operations in conjunction with their corresponding GAAP measures. Pursuant to the requirements of Item 10(e) of Regulation S-K, as promulgated under the Securities Exchange Act of 1934, the Company has provided a reconciliation of these non-GAAP measures in the last table included in this press release.
About Barings BDC
Barings BDC, Inc. (NYSE: BBDC) is a publicly traded, externally managed investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. Barings BDC seeks to invest primarily in senior secured loans in middle-market companies that operate across a wide range of industries. Barings BDC's investment activities are managed by its investment adviser, Barings LLC, a leading global asset manager based in Charlotte, NC with $382+ billion* of AUM firm-wide. For more information, visit www.baringsbdc.com.
About Barings LLC
Barings is a $382+ billion* global investment manager sourcing differentiated opportunities and building long-term portfolios across public and private fixed income, real estate, and specialist equity markets. With investment professionals based in North America, Europe and Asia Pacific, the firm, a subsidiary of MassMutual, aims to serve its clients, communities and employees, and is committed to sustainable practices and responsible investment. Learn more at www.barings.com.
*Assets under management as of June 30, 2021
Media Contact:
Cheryl Krauss, Barings, 980-417-5858, cheryl.krauss@barings.com
Investor Relations:
BDCinvestorrelations@barings.com, 888-401-1088

Barings BDC, Inc.
Consolidated Balance Sheets

	June 30, 2021	December 31, 2020
	(Unaudited)
Assets:
Investments at fair value:
Non-Control / Non-Affiliate investments (cost of $1,397,993,028 and $1,318,614,617 as of June 30, 2021 and December 31, 2020, respectively)	$1,414,823,146	$1,325,783,281
Affiliate investments (cost of $114,383,398 and $76,055,873 as of June 30, 2021 and December 31, 2020, respectively)	126,432,371	78,598,633
Control investments (cost of $25,826,428 and $25,826,428 as of June 30, 2021 and December 31, 2020, respectively)	23,279,660	25,855,796
Short-term investments (cost of $10,574,196 and $65,558,227 as of June 30, 2021 and December 31, 2020, respectively)	10,574,196	65,558,227
Total investments at fair value	1,575,109,373	1,495,795,937
Cash (restricted cash of $0 and $3,488,336 at June 30, 2021 and December 31, 2020, respectively)	21,559,624	62,651,340
Foreign currencies (cost of $9,194,416 and $29,555,465 as of June 30, 2021 and December 31, 2020, respectively)	9,144,010	29,836,121
Interest and fees receivable	26,718,726	21,617,843
Prepaid expenses and other assets	2,318,215	2,014,558
Credit support agreement (cost of $13,600,000 as of both June 30, 2021 and December 31, 2020)	14,300,006	13,600,000
Deferred financing fees	3,475,563	4,110,564
Receivable from unsettled transactions	153,721,772	47,412,382
Total assets	$1,806,347,289	$1,677,038,745
Liabilities:
Accounts payable and accrued liabilities	$2,723,517	$6,045,443
Interest payable	4,224,298	2,219,274
Administrative fees payable	500,000	675,000
Base management fees payable	4,891,372	3,413,270
Incentive management fees payable	3,510,339	—
Derivative liabilities	821,828	1,336,283
Payable from unsettled transactions	2,872,973	1,548,578
Borrowings under credit facilities	668,452,480	719,660,707
Notes payable (net of deferred financing fees)	374,222,921	224,335,666
Total liabilities	1,062,219,728	959,234,221
Commitments and contingencies
Net Assets:
Common stock, $0.001 par value per share (150,000,000 shares authorized and 65,316,085 shares issued and outstanding as of both June 30, 2021 and December 31, 2020)	65,316	65,316
Additional paid-in capital	1,027,707,047	1,027,707,047
Total distributable earnings (loss)	(283,644,802)	(309,967,839)
Total net assets	744,127,561	717,804,524
Total liabilities and net assets	$1,806,347,289	$1,677,038,745
Net asset value per share	$11.39	$10.99

Barings BDC, Inc.
Unaudited Consolidated Statements of Operations

	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended
	June 30, 2021	June 30, 2020	June 30, 2021	June 30, 2020
Investment income:
Interest income:
Non-Control / Non-Affiliate investments	$26,597,095	$15,249,065	$51,693,420	$32,645,476
Affiliate investments	109,301	—	109,301	—
Control investments	108,429	—	215,667	—
Short-term investments	4,364	46,614	15,043	324,605
Total interest income	26,819,189	15,295,679	52,033,431	32,970,081
Dividend income:
Non-Control / Non-Affiliate investments	33,027	2,603	33,027	2,603
Affiliate investments	361,874	—	433,374	—
Total dividend income	394,901	2,603	466,401	2,603
Fee and other income:
Non-Control / Non-Affiliate investments	2,411,851	650,433	4,384,913	1,611,426
Affiliate investments	1,301	—	1,301	—
Control investments	155,303	—	315,416	—
Total fee and other income	2,568,455	650,433	4,701,630	1,611,426
Payment-in-kind interest income:
Non-Control / Non-Affiliate investments	3,068,421	191,049	6,105,745	234,621
Affiliate investments	302,464	—	438,927	—
Total payment-in-kind interest income	3,370,885	191,049	6,544,672	234,621
Interest income from cash	58	—	587	631
Total investment income	33,153,488	16,139,764	63,746,721	34,819,362
Operating expenses:
Interest and other financing fees	7,994,447	4,624,731	15,279,156	10,628,864
Base management fee	4,891,372	3,616,787	8,820,622	7,529,160
Incentive management fee	3,510,345	—	6,232,086	—
Compensation expenses	—	—	—	48,410
General and administrative expenses	2,199,666	1,369,117	4,501,103	2,789,730
Total operating expenses	18,595,830	9,610,635	34,832,967	20,996,164
Net investment income	14,557,658	6,529,129	28,913,754	13,823,198
Income taxes, including excise tax benefit	—	—	(18,038)	—
Net investment income after taxes	$14,557,658	$6,529,129	$28,931,792	$13,823,198

Barings BDC, Inc. Unaudited Consolidated Statements of Operations - (Continued)
	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended
	June 30, 2021	June 30, 2020	June 30, 2021	June 30, 2020
Realized and unrealized gains (losses) on investments, credit support agreement and foreign currency transactions:
Net realized gains (losses):
Non-Control / Non-Affiliate investments	553,013	(16,597,865)	3,444,053	(16,755,844)
Affiliate investments	—	—	(76,631)	—
Net realized gains (losses) on investments	553,013	(16,597,865)	3,367,422	(16,755,844)
Foreign currency transactions	(210,353)	82,868	(1,185,182)	(61,525)
Net realized gains (losses)	342,660	(16,514,997)	2,182,240	(16,817,369)
Net unrealized appreciation (depreciation):
Non-Control / Non-Affiliate investments	4,304,354	63,416,644	9,661,448	(53,944,413)
Affiliate investments	7,087,294	3,037,255	9,531,991	(795,968)
Control investments	1,367,526	—	(2,601,908)	—
Net unrealized appreciation (depreciation) on investments	12,759,174	66,453,899	16,591,531	(54,740,381)
Credit support agreement	2,300,005	—	700,006	—
Foreign currency transactions	(649,766)	(1,410,589)	3,392,031	387,638
Net unrealized appreciation (depreciation)	14,409,413	65,043,310	20,683,568	(54,352,743)
Net realized gains (losses) and unrealized appreciation (depreciation) on investments, credit support agreement and foreign currency transactions	14,752,073	48,528,313	22,865,808	(71,170,112)
Loss on extinguishment of debt	—	(306,202)	—	(443,592)
Benefit from taxes	(1,700)	(2,532)	(1,290)	17,467
Net increase (decrease) in net assets resulting from operations	$29,308,031	$54,748,708	$51,796,310	$(57,773,039)
Net investment income per share—basic and diluted	$0.22	$0.14	$0.44	$0.29
Net increase (decrease) in net assets resulting from operations per share—basic and diluted	$0.45	$1.14	$0.79	$(1.19)
Dividends/distributions per share:
Total dividends/distributions per share	$0.20	$0.16	$0.39	$0.32
Weighted average shares outstanding—basic and diluted	65,316,085	47,977,481	65,316,085	48,432,437

Barings BDC, Inc.
Unaudited Consolidated Statements of Cash Flows

	Six Months Ended	Six Months Ended
	June 30, 2021	June 30, 2020
Cash flows from operating activities:
Net increase (decrease) in net assets resulting from operations	$51,796,310	$(57,773,040)
Adjustments to reconcile net increase (decrease) in net assets resulting from operations to net cash provided by (used in) operating activities:
Purchases of portfolio investments	(538,011,699)	(171,523,304)
Repayments received / sales of portfolio investments	322,356,447	239,658,503
Purchases of short-term investments	(217,559,209)	(403,971,411)
Sales of short-term investments	272,542,440	442,510,853
Loan origination and other fees received	10,024,060	3,131,785
Net realized (gain) loss on investments	(3,367,422)	16,755,844
Net realized loss on foreign currency transactions	1,185,182	61,525
Net unrealized (appreciation) depreciation of investments	(16,591,531)	54,740,381
Net unrealized depreciation of CSA	(700,006)	—
Net unrealized appreciation of foreign currency transactions	(3,392,031)	(387,638)
Payment-in-kind interest	(6,544,672)	(234,621)
Amortization of deferred financing fees	713,365	737,617
Loss on extinguishment of debt	—	443,592
Accretion of loan origination and other fees	(3,512,943)	(1,141,713)
Amortization / accretion of purchased loan premium / discount	(3,821,935)	(604,296)
Changes in operating assets and liabilities:
Interest and fees receivables	(6,513,288)	(1,374,055)
Prepaid expenses and other assets	253,515	255,386
Accounts payable and accrued liabilities	142,144	(144,024)
Interest payable	2,011,219	(1,184,912)
Net cash provided by (used in) operating activities	(138,990,054)	119,956,472
Cash flows from financing activities:
Borrowings under credit facilities	110,731,648	108,123,996
Repayments of credit facilities	(157,861,039)	(117,200,000)
Repayment of debt securitization	—	(91,790,053)
Proceeds from notes	150,000,000	—
Financing fees paid	(191,109)	—
Purchases of shares in repurchase plan	—	(7,130,632)
Cash dividends / distributions paid	(25,473,273)	(15,497,844)
Net cash provided by (used in) financing activities	77,206,227	(123,494,533)
Net decrease in cash and foreign currencies	(61,783,827)	(3,538,061)
Cash and foreign currencies, beginning of period	92,487,461	21,991,565
Cash and foreign currencies, end of period	$30,703,634	$18,453,504
Supplemental disclosure of cash flow information:
Cash paid for interest	$12,186,261	$9,891,871

Barings BDC, Inc.
Unaudited Reconciliation of Debt to Net Debt and Calculation of Net Debt-to-Equity Ratio

	As of June 30, 2021		As of March 31, 2021		As of December 31, 2020
Total debt (principal)	$1,043,452,480		$986,144,523		$944,660,707
minus: Cash and foreign currencies (excluding restricted cash)	(30,703,634)		(37,026,688)		(88,999,125)
minus: Short-term investments	(10,574,196)		(73,565,676)		(65,558,227)
plus: Payable from unsettled transactions	2,872,973		—		1,548,578
minus: Receivable from unsettled transactions	(153,721,772)		(47,911,907)		(47,412,382)
Total net debt(1)	$851,325,851		$827,640,252		$744,239,551

Total net assets	$744,127,561		$727,882,747		$717,804,524

Total net debt-to-equity ratio(1)	1.14	x	1.14	x	1.04	x
(1) See the "Non-GAAP Financial Measures" section of this press release.